SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2003

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 5. Regulation FD Disclosure.

On September 9, 2003, Avaya Inc., a Delaware corporation (“Avaya”), agreed to sell an approximately $27.2 million note (the “Note”) due to Avaya from Expanets, Inc., one of Avaya’s largest dealers, to a third party financial institution for a purchase price of approximately $25.8 million. The Note, which represents the remaining balance of a credit facility originally provided by Avaya to Expanets in March 2001, requires Expanets to make monthly interest payments and three principal payments of approximately $9 million on January 1, 2004, April 1, 2004 and July 1, 2004.

Avaya expects the sale of the Note to be completed on September 10, 2003.  Avaya does not expect the sale of the Note to have an impact on its operating results for the quarter ended September 30, 2003.

Item 7(c). Exhibits.

Attached to this Current Report on Form 8-K is the Ratio of Earnings to Fixed Charges and Ratio of Combined Earnings to Fixed Charges and Preferred Stock Accretion for Avaya for the nine months ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: September 10, 2003	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

Exhibit Number	Exhibit Description

12.1	Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Accretion for the nine months ended June 30, 2003.